                               AMENDMENT No. 1
                                    to the
                             DECLARATION OF TRUST
                                      of
                         OPPENHEIMER REAL ESTATE FUND

      This  Amendment  Number  1 is  made  as of  September  26,  2002  to the
Declaration of Trust of Oppenheimer  Real Estate Fund (the "Trust"),  dated as of November 27, 2001, by and among the  individual  executing  this  Amendment below on behalf of the Trustees of the Trust.

      WHEREAS,  the  Trustees  established  Oppenheimer  Real Estate Fund as a trust  fund  under  the laws of the  Commonwealth  of  Massachusetts,  for the investment and reinvestment of funds contributed thereto,  under a Declaration of Trust dated November 27, 2001;

      WHEREAS,  the Trustees,  acting pursuant to Section 12 of ARTICLE NINTH, of the Trust's  Declaration of Trust dated November 27, 2001, desire to change the  registered  agent of the Trust as  established  under the  Declaration of
Trust dated November 27, 2001;

      WHEREAS,  the Trustees,  acting  pursuant to Section 12 of ARTICLE NINTH of the Trust's  Declaration of Trust dated November 27, 2001, desire to change the Trust's principal place of business;

      NOW,  THEREFORE,  the Trust's Amended and Restated  Declaration of Trust
is amended as follows:

      Article FIRST of the Trust's  Amended and Restated  Declaration of Trust
is amended by changing the registered agent as follows:

           This Trust shall be known as  OPPENHEIMER  REAL ESTATE  FUND.
      The principal  place of business of the Trust is 6803 South Tucson
      Way,  Centennial,  CO 80112.  The Registered  Agent of Service for
      Process is CT Corporation  System, 101 Federal Street,  Boston, MA
      02110.

Acting  pursuant to Section 12 of ARTICLE NINTH,  the  undersigned  signs this amendment by and on behalf of the Trust.

                                             Oppenheimer Real Estate Fund

                                             Kathleen T. Ives,
                                             Assistant Secretary